EXHIBIT 1.1

ETON PHARMACEUTICALS, INC.

1,320,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

April 8, 2021

National Securities Corporation

200 Vesey Street

25th Floor

New York, NY 10281

Ladies and Gentlemen:

Harrow Health, Inc., a Delaware corporation (the “Selling Stockholder”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to National Securities Corporation (the “Underwriter”), an aggregate of 1,320,000 issued and outstanding shares (the “Firm Shares”) and, at the election of the Underwriter, up to 198,000 additional shares (the “Additional Shares”), in each case of common stock, par value $0.001 per share (the “Common Stock”) of Eton Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in an offering under the Company’s registration statement on Form S-3 (File No. 333-240252) (the Firm Shares and the Additional Shares being collectively called the “Shares”).

The Selling Stockholder, the Company and the Underwriter hereby confirm their agreement with respect to the purchase and sale of the Shares as follows:

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-240252) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement in the form heretofore delivered to the Underwriter. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholder as follows:

(i) No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus has been issued by the Commission and each such document, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(ii) The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. The Registration Statement has become and remains effective as provided in Section 8 of the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

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(iii) Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the rules and regulations of the Commission applicable thereto. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(iv) Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Statutory Prospectus and the information set forth in Schedule I to this Agreement, all considered together (collectively, the “Time of Sale Disclosure Package”), and together with the price to the public, the number of Firm Shares and the number of Additional Shares to be included on the cover page of the Prospectus nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means 8:30 a.m. (Eastern time) on the date of this Agreement.

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(2) “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule II to this Agreement.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v) (A) Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

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(B) At the earliest time after the filing of the Registration Statement that the Company, Selling Stockholder or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company during the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi) The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified (subject to normal year-end audit adjustments for interim financial statements) and have been prepared in conformity with generally accepted accounting principles in the United States of America consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. To the Company’s knowledge, KMJ Corbin & Company, LLP, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(vii) The Company has been duly organized under the laws of its jurisdiction of organization. The Company is validly existing as a corporation (or as applicable, such other legal entity) in good standing under the laws of its jurisdiction of organization. The Company has the corporate (or as applicable, such other legal entity) power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation (or other legal entity) in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would result in a Material Adverse Change (as defined below) or affect its ability to execute or perform its obligations under this Agreement.

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(viii) Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any liabilities or obligations, direct or contingent, which are material to the Company, entered into any transactions not in the ordinary course of business which are material to the Company, declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding options, warrants or convertible notes or vesting of any outstanding restricted stock units), any material change in the Company’s short-term or long-term debt except for the extinguishment thereof, any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company (“Material Adverse Change”).

(ix) There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would result in any Material Adverse Change.

(x) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except in each case for violations and defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, in each case as in effect on the date hereof. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or, to the Company’s knowledge, for the consummation of the transactions contemplated hereby, including the sale of the Shares by the Selling Stockholder, except such as have been obtained or may be required under the Securities Act, state securities or blue sky laws, or the rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Global Market, or consents that, if not obtained, would not, individually or in the aggregate, materially adversely affect the Selling Stockholder’s ability to consummate the transactions contemplated hereby; and the Company has the power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

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(xi) All of the issued and outstanding shares of capital stock of the Company, including the Shares of Common Stock to be purchased by the Underwriter from the Selling Stockholder, are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter); and the Shares conform to the description thereof contained in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of the capital stock of the Company pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. The offering and sale of the Shares as contemplated by this Agreement does not give rise to any rights, granted by or known to the Company, for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been waived. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xii) The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body, including, without limitation, the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency and comparable regulatory authorities outside of the United States, (collectively, “Regulatory Authorities”) required for the conduct of its business as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, except for such franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders the failure of which to hold or operate in compliance with would not result in a Material Adverse Change, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except in each case as would not result in a Material Adverse Change; and the Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in each case as would not result in a Material Adverse Change.

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(xiii) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or on behalf of the Company by a contract manufacturing organization (“CMO”) engaged by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or CMO in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Change. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any CMO concerning any Pharmaceutical Product, and none of the Company or any CMO has received any notice, warning letter or other communication from the FDA or any other governmental entity, which, with regard to any Pharmaceutical Product (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials, (iii) imposes a clinical hold on any clinical investigation by the Company or any CMO, (iv) enjoins production at any facility of the Company or any CMO, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any CMO, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any CMO, and which, either individually or in the aggregate, would have a Material Adverse Change. The properties, business and operations of the Company and its CMOs have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

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(xiv) The clinical and pre-clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the FDA and comparable Regulatory Authorities outside of the United States to which they are subject, including the European Medicines Agency, and, to the extent applicable, current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other trials not described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (iv) the Company has operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; and (v) the Company has not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xv) The Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(xvi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

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(xvii) The Company has good and marketable title to all personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by the Company, which are material to the business of the Company, in each case free and clear of all material liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except as do not interfere in any material respect with the conduct of the business of the Company and as would not result in a Material Adverse Change. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and as would not result in a Material Adverse Change.

(xviii) The Company owns, possesses or licenses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, except for any such items that the failure to so own, possess or license would not result in a Material Adverse Change; there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding that the Company infringes or otherwise violates any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others, except for any pending or threatened action, suit or proceeding as would not result in a Material Adverse Change.

(xix) The Company is not (A) in violation of its respective charter or bylaws, in each case as in effect on the date hereof, or (B) in breach of or otherwise in default, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company is subject, except for any breach or default that would not result in a Material Adverse Change.

(xx) The Company has timely filed all federal, state and local income tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith, except in each case where the failure to so file or pay would not result in a Material Adverse Change.

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(xxi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 5(a)(xiv) of this Agreement.

(xxii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing. To the Company’s knowledge, it has complied in all material respects with the applicable requirements of the NASDAQ Global Market for maintenance of inclusion of the Common Stock on the NASDAQ Global Market.

(xxiii) The Company has no subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

(xxiv) The Company maintains a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States of America and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2020, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxv) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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(xxvi) The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxvii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxviii) As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” registration statement on Form S-3 with the Commission.

(xxix) The sale of the Shares are eligible to be registered pursuant to the Prospectus filed as a part of the Registration Statement.

(xxx) The documents filed under the Exchange Act and incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxxi) The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company on the date of this Agreement, except where such noncompliance would not, individually or in the aggregate, result in a Material Adverse Change.

(xxxii) The Company has established disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to provide reasonable assurance that material information relating to the Company is made known to the principal executive officer and the principal financial officer, and such disclosure controls and procedures were effective as of the last date of the most recent fiscal quarter for which the Company has filed a quarterly or annual report with the Commission.

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(xxxiii) Neither the Company nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on its behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(xxxiv) The operations of the Company have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv) The Company is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any current or future subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) The Company has not taken or will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxvii) Neither the Company nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

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3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER.

(a) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter as follows:

(i) Neither the Time of Sale Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (a)(i) apply only to statements or omissions made in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by the Selling Stockholder specifically for use in the preparation thereof, it being understood and agreed that such information consists only of the name of the Selling Stockholder, the number of Shares to be sold by the Selling Stockholder and the address and other information with respect to the Selling Stockholder which appear in the Time of Sale Disclosure Package or Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholder” (the “Selling Stockholder Information”)

(ii) The Selling Stockholder has, and at each Closing Date, will have, valid title to the Shares to be sold by the Selling Stockholder free and clear of all security interests, charges, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder to the Underwriter. Upon payment of the purchase price for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, the Shares will be delivered to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), as directed by the Underwriter, and the Underwriter shall acquire complete beneficial ownership of the Shares.

(iii) There is not pending or, to the knowledge of the Selling Stockholder, threatened or contemplated, any action, suit or proceeding to which the Selling Stockholder is a party or of which any property or assets of the Selling Stockholder is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would materially adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement.

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(iv) This Agreement has been duly authorized, executed and delivered by the Selling Stockholder, and constitutes a valid, legal and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties, except in each case for violations and defaults that, individually or in the aggregate, would not reasonably be expected to materially adversely affect the ability of the Selling Stockholder to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Selling Stockholder’s charter or bylaws, in each case as in effect on the date hereof. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder or for the consummation of the transactions contemplated hereby, including the sale of the Shares by the Selling Stockholder, except such as have been obtained or may be required under the Securities Act, state securities or blue sky laws, or the rules of FINRA or the NASDAQ Global Market, or consents that, if not obtained, would not, individually or in the aggregate, materially adversely affect the Selling Stockholder’s ability to consummate the transactions contemplated hereby; and the Selling Stockholder has the power and authority to enter into this Agreement and to sell the Shares as contemplated by this Agreement.

(v) Neither the Selling Stockholder nor, to the knowledge of the Selling Stockholder, any of its directors, officers, agents, employees, affiliates or other person acting on its behalf, in the course of its actions for, or on behalf of the Selling Stockholder, has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(vi) To the knowledge of the Selling Stockholder, (A) the operations of the Selling Stockholder have been conducted at all times, in compliance with all Money Laundering Laws; and (B) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder with respect to the Money Laundering Laws is pending or threatened.

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(vii) To the knowledge of the Selling Stockholder, the Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC; and the Selling Stockholder will not knowingly, directly or indirectly, use the proceeds of this offering of the Shares contemplated hereby, or knowingly lend, contribute or otherwise make available such proceeds to any current or future subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(viii) The Selling Stockholder has not taken or will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix) Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(x) The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to a “free writing prospectus” as defined in Rule 405 under the Securities Act in connection with the offer or sale of the Shares.

(b) Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriter shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

4. PURCHASE, SALE AND DELIVERY OF SHARES.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price equal to $6.58 per share (the “Per Share Price”), the number of Firm Shares as set forth opposite the name of the Underwriter on Schedule III hereto, and (ii) in the event and to the extent that the Underwriter shall exercise the election to purchase Additional Shares as provided below, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at the Per Share Price, that number of Additional Shares as to which such election shall have been exercised.

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As referenced in Section 4(a)(ii) above, the Selling Stockholder hereby grants to the Underwriter the option to purchase from the Selling Stockholder the Additional Shares, at the Per Share Price. This option may be exercised by the Underwriter in whole or in part at any time (but not more than once) on or before the date that is forty-five (45) days following the date hereof, by written notice to the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date nor later than two business days after the date on which the option shall have been exercised unless the Selling Stockholder and the Underwriter otherwise agree in writing.

Payment of the purchase price and delivery for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in Section 4(b) below.

(b) The Shares will be delivered by the Selling Stockholder to, or as directed by, the Underwriter and the Underwriter shall deliver or cause to be delivered to the Selling Stockholder, by wire transfer, same-day funds payable to the order of the Selling Stockholder equal to the aggregate purchase price for the Firm Shares or the Additional Shares, as appropriate, at the offices of National Securities Corporation, 200 Vesey Street, 25th Floor, New York, NY 10281, or such other location as directed by the Underwriter and may be mutually acceptable, (1) with respect to the Firm Shares, at 11:00 a.m. Eastern time on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, on or after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Underwriter and the Selling Stockholder determine pursuant to Rule 15c6-1(a) under the Exchange Act (such time and date of delivery being herein referred to as the “Closing Date”) and (2) with respect to the Additional Shares, at 11:00 a.m. Eastern time on the Option Closing Date. If the Underwriter so elects, delivery of the Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.

5. COVENANTS.

(a) The Company and, solely with respect to Sections 5(a)(vii)-(ix) and Sections 5(a)(xiii)-(xiv), the Selling Stockholder, severally and not jointly, covenant and agree with the Underwriter as follows:

(i) During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter and counsel for the Company, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement.

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(ii) During the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii) (A) During the Prospectus Delivery Period, the Company will comply as far as it is reasonably able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(B) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv) The Company shall use its reasonable efforts to take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates upon written request and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v) The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents (in each case without exhibits thereto or documents incorporated therein by reference) as soon as practicable following receipt of a request therefor, in such quantities as the Underwriter may from time to time reasonably request.

(vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

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(vii) The Selling Stockholder will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Shares, (B) all expenses and fees in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including any Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions as requested by the Underwriter and to the extent required by law, (D) the fees and expenses of any transfer agent or registrar for the Shares, (E) the filing fees incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) listing fees, if any, (G) all other costs and expenses incident to the performance by the Company of its obligations hereunder that are not otherwise specifically provided for herein, (H) the fees, disbursements and expenses of the Underwriter, including Underwriter’s counsel, not to exceed $65,000 in the aggregate. If this Agreement is terminated by the Underwriter pursuant to Section 9(a)(i) or (ii) hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled or waived by the Underwriter, the Selling Stockholder will reimburse the Underwriter, upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment) for reasonable actual out-of-pocket disbursements (including but not limited to legal fees, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder, not to exceed $65,000 in the aggregate. Except as provided herein, the Underwriter shall pay all of its own costs and expenses, including, without limitation, fees and disbursements of its counsel. The provisions of this Section 5(a)(vii) shall not affect any agreement that the Company and the Selling Stockholder has made or may make for the sharing of such costs and expenses.

(viii) The Company and the Selling Stockholder have not taken or will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix) Except as provided in this Agreement, neither the Company nor the Selling Stockholder will incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(x) During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic reports as required by the Exchange Act.

(xi) The Company will maintain controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities, subject to the representation in Section 2(a)(xxiv).

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(xii) The Company, to the extent required, will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act, subject to the representation in Section 2(a)(xxxi) and except where such noncompliance would not, individually or in the aggregate, result in a Material Adverse Change.

(xiii) Each of the Company and the Selling Stockholder agrees that it will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(xiv) The Selling Stockholder will deliver to the Underwriter, prior to or on the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(xv) The Selling Stockholder agrees not to conduct any further sales of the shares of the Common Stock of the Company or otherwise dispose of, directly or indirectly, any Common Stock of the Company (or any securities convertible into, or exercisable or exchangeable for, the Common Stock of the Company), for a period of 180 days from the date of this Agreement, without the prior written consent of the Underwriter.

6. CONDITIONS OF THE UNDERWRITER’S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date) of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein (except to the extent any such representations, warranties or agreements expressly relate to a specified earlier date, in which case, such representations, warranties and agreements shall be accurate or complied with as of such specified earlier date), to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions, in each case unless waived by the Underwriter:

(a) If the filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and compensation arrangements.

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(b) The Underwriter shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s opinion, is material, or omits to state a fact which, in the Underwriter’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading, unless, in each case, the Company shall have filed an amendment or supplement to the Registration Statement, the applicable documents included in the Time of Sale Disclosure Package, the Prospectus or the Issuer Free Writing Prospectus to correct such statement of fact or omission.

(c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent which are material to the Company or entered into any transactions not in the ordinary course of business which are material to the Company, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding options, warrants or convertible notes or vesting of any outstanding restricted stock units), any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than the issuance of options, restricted stock units and other awards or shares under the Company’s equity incentive plans and employee stock purchase plans), or any Material Adverse Change, the effect of which, in any such case described above, in the Underwriter’s reasonable judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.

(d) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e) On the Closing Date and the Option Closing Date, if any, there shall have been furnished to the Underwriter the opinion of Croke Fairchild Morgan & Beres, counsel for the Company, dated the respective dates of delivery thereof, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

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(f) On the Closing Date and the Option Closing Date, if any, there shall have been furnished to the Underwriter the opinion of the Waller Lansden Dortch & Davis, LLP, counsel for the Selling Stockholder, dated the respective dates of delivery thereof, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g) On the date of the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a letter of KMJ Corbin & Company, LLP, dated the respective dates of delivery thereof, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(h) On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the chief executive officer or the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date), and the Company has complied in all material respects with all the material agreements and satisfied in all material respects all the material conditions on its part to be performed or satisfied at or prior to the Closing Date (except for any such agreements or conditions that have been waived by the Underwriter);

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the signer’s knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) The signer of said certificate has carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

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(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state, and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

(B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale, any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C) since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus that has not been so filed,

(D) except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any liabilities or obligations, direct or contingent, which are material to the Company, has not entered into any transactions not in the ordinary course of business which are material to the Company, not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and, except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise or conversion of outstanding options, warrants or convertible notes or vesting of any restricted stock units pursuant to the Company’s existing equity incentive plan or employee stock purchase plan), any material change in the Company’s short-term or long-term debt except for the extinguishment thereof, any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than the issuance of options, restricted stock units and other awards or shares under the Company’s equity incentive plan and employee stock purchase plan), or any Material Adverse Change, and

(E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, the negative outcome of which, individually or in the aggregate, would result in any Material Adverse Change.

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(i) On the Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and addressed to the Underwriter, signed by the chief executive officer or the chief financial officer of the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date (except to the extent any such representations or warranties expressly relate to a specified earlier date, in which case, such representations and warranties shall be true and correct as of such specified earlier date), and the Selling Stockholder has complied in all material respects with all the material agreements and satisfied in all material respects all the material conditions on its part to be performed or satisfied at or prior to the Closing Date (except for any such agreements or conditions that have been waived by the Underwriter).

(j) The Company and the Selling Stockholder shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter. The Company and the Selling Stockholder will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless the Underwriter, and each of its respective directors, officers and employees and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (“Underwriter Indemnitees”), against any losses, claims, damages or liabilities to which the Underwriter Indemnitees may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter Indemnitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage, liability or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

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In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a)(i), it will reimburse the Underwriter Indemnitees on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriter Indemnitees for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter Indemnitees shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to the Underwriter Indemnitees within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriter Indemnitees may otherwise have.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter Indemnitee to the extent and in the manner set forth in Section 7(a) above; provided that the Selling Stockholder shall be liable only with respect to the Selling Stockholder Information relating to and provided by the Selling Shareholder and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Selling Stockholder Information.

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(c) The Underwriter will indemnify and hold harmless the Company, the Selling Stockholder and each of their directors and officers, and each person who controls the Company or the Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter with respect to the Underwriter specifically for use in the preparation thereof, and will reimburse the Company, the Selling Stockholder or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriter, it is advisable for the Underwriter to be represented by separate counsel, the Underwriter shall have the right to employ a single counsel to represent the Underwriter in any claim in respect of which indemnity may be sought by the Underwriter under subsection (a) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriter as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

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The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled under this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (other than with respect to fees and expenses that the indemnifying party is contesting in good faith). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholder, on the one hand, and the Underwriter, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholder, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholder, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by Underwriter, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriter, on the other, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the respective Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages that the respective Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(f) The obligations of the Company and the Selling Stockholder under this Section 7 shall be in addition to any liability which the Company or the Selling Stockholder may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriter within the meaning of the Securities Act; and the obligations of the respective Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(g) The Underwriter confirms and the Company acknowledges that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, except for the following disclosure contained in the “Underwriting” section of the Prospectus: the fourth and eighth paragraphs and the first sentence under the sub-header “Stabilization.”

8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company and the Selling Stockholder herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriter, the Selling Stockholder and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company, the Selling Stockholder or any of their officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

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9. TERMINATION OF THIS AGREEMENT.

(a) The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company or the Selling Stockholder shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriter’s obligations set forth in Section 6 hereunder is not fulfilled or waived by the Underwriter, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Global Market or trading in securities generally on the NASDAQ Global Market shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Global Market by such exchange or by order of the Commission or any other governmental authority having jurisdiction (which includes the Company’s Common Stock), or (iv) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 4, in each case of (i) through (iv) herein, the effect of which, in the Underwriter’s good faith judgment, would make it impracticable to proceed with the offering, sale and/or delivery of the Shares as contemplated by the Registration Statement and the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Underwriter elects to terminate this Agreement as provided in this Section 9, the Company and the Selling Stockholder shall be notified promptly by the Underwriter by telephone, confirmed by letter as provided in Section 11.

10. DEFAULT BY THE SELLING STOCKHOLDER. If the Selling Stockholder shall fail at the Closing Date or at the Option Closing Date, if any, to sell and deliver the Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter or, except as provided in Section 5(a)(vii), any nondefaulting party. No action taken pursuant to this Section 10 shall relieve the Selling Stockholder from liability, if any, in respect of such default.

11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed, delivered or telecopied to National Securities Corporation, 200 Vesey Street, 25th Floor, New York, New York 10281, fax: (212) 380-2828, Attention: Jonathan Rich, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, 18565 Jamboree Rd Suite 500, Irvine, California 92612, fax (949) 732-6501, Attention: Daniel K. Donahue, Esq.; if to the Company, shall be mailed or delivered to it at 21925 W. Field Parkway, Suite 235, Deer Park, Illinois 60010-7208, Attention: Sean E. Brynjelsen, Chief Executive Officer, with a copy (which shall not constitute notice) to Croke Fairchild Morgan & Beres, LLP, 301 North Broadway, Suite 400, Milwaukee, Wisconsin 53202, Attention: Geoffrey Morgan, Esq.; if to the Selling Stockholder, shall be mailed, delivered or telecopied to it at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee 37205, fax (858) 345-1745, Attention: Mark L. Baum, Chief Executive Officer, with a copy (which shall not constitute notice) to Waller Lansden Dortch & Davis, LLP, Nashville City Center, 511 Union St, Suite 2700, Nashville, Tennessee 37219, fax (615) 244-6804, Attention: James H. Nixon III, Esq., or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

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13. ABSENCE OF FIDUCIARY RELATIONSHIP. Each of the Company and the Selling Stockholder acknowledge and agree that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or are advising the Company or the Selling Stockholder on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Selling Stockholder following discussions and arms-length negotiations with the Underwriter and the Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Underwriter has no obligation to disclose such interest and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company or the Selling Stockholder.

14. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions. The parties hereby irrevocably and unconditionally: submit to the jurisdiction of the federal and state courts located in the State of New York, for any dispute related to this Agreement or any of the matters contemplated hereby; consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law; and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

15. INTEGRATION; AMENDMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to the subject matter hereof. No provision of this Agreement may be modified or amended except in a written instrument signed by the Company, the Selling Stockholder and the Underwriter.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholder and the Underwriter in accordance with its terms.

Very truly yours,
ETON PHARMACEUTICALS, INC.

By:	/s/ Sean E. Brynjelsen
Sean E. Brynjelsen, Chief Executive Officer

Confirmed as of the date first above.

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Jonathan C. Rich,
Executive Vice President

HARROW HEALTH, INC.

By:	/s/ Mark L. Baum
Mark L. Baum, Chief Executive Officer

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Schedule I

Time of Sale Disclosure Package

1.	Preliminary Prospectus filed on April 7, 2021

2.	The following orally communicated pricing information:

●	Firm Shares offered by the Selling Stockholder: 1,312,000
●	Price to Public: $7.00 per share
●	Underwriting discounts and commissions: $0.42 per share

Schedule II

Issuer General Free Writing Prospectuses

None.

Schedule III

Underwriter	Firm Shares	Additional Shares

National Securities Corporation	1,320,000	198,000